EXHIBIT (4)(V)
--------------

                                  $100,000,000
                     FACILITY B (FIVE YEAR) CREDIT AGREEMENT

                          dated as of October 17, 2001

                                     between

                                THE STANLEY WORKS

                                   as Borrower
                                   -----------
                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders
                               ------------------
                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent
                             -----------------------

                            SALOMON SMITH BARNEY INC

                        as Lead Arranger and Book Runner
                        --------------------------------

                                       and


                               FLEET NATIONAL BANK

                                MELLON BANK, N.A.

                                   BNP PARIBAS

                            as Co-syndication Agents
                            ------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                     Page
                                                                                                     ----
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.............................................................1
         SECTION 1.01.  Certain Defined Terms...........................................................1
         SECTION 1.02.  Computation of Time Periods; Terms Generally...................................11
         SECTION 1.03.  Accounting Terms...............................................................11


ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES..........................................................12
         SECTION 2.01.  The Commitment.................................................................12
         SECTION 2.02.  Making the Committed Advances..................................................12
         SECTION 2.03.  Fees...........................................................................15
         SECTION 2.04.  Continuation and Conversion....................................................15
         SECTION 2.05.  Interest on Advances...........................................................16
         SECTION 2.06.  Additional Interest on Eurodollar Rate Advances................................17
         SECTION 2.07.  Repayment and Prepayment of Advances...........................................17
         SECTION 2.08.  Increased Costs................................................................18
         SECTION 2.09.  Payments and Computations......................................................18
         SECTION 2.10.  Taxes..........................................................................20
         SECTION 2.11.  Promissory Notes...............................................................21
         SECTION 2.12.  Use of Proceeds of Advances....................................................21
         SECTION 2.13.  Uncommitted Advances...........................................................21


ARTICLE III  CONDITIONS TO EFFECTIVENESS AND LENDING...................................................24
         SECTION 3.01.  Condition Precedent to Effectiveness of Sections 2.01 and 2.13.................24
         SECTION 3.02.  Conditions Precedent to Each Advance...........................................25


ARTICLE IV  REPRESENTATIONS AND WARRANTIES.............................................................25
         SECTION 4.01.  Representations and Warranties of the Borrower.................................25


ARTICLE V  COVENANTS OF THE BORROWER...................................................................27
         SECTION 5.01.  Affirmative Covenants..........................................................27
         SECTION 5.02.  Negative Covenants.............................................................29


ARTICLE VI  EVENTS OF DEFAULT..........................................................................31
         SECTION 6.01.  Events of Default..............................................................31


ARTICLE VII  THE ADMINISTRATIVE AGENT..................................................................33
         SECTION 7.01.  Authorization and Action.......................................................33
         SECTION 7.02.  Administrative Agent's Reliance, Etc. .........................................33
         SECTION 7.03.  Citibank and Affiliates........................................................34
         SECTION 7.04.  Lender Credit Decision.........................................................34


         SECTION 7.05.  Indemnification................................................................34
         SECTION 7.06.  Successor Administrative Agent.................................................35


ARTICLE VIII  MISCELLANEOUS............................................................................35
         SECTION 8.01.  Amendments, Etc................................................................35
         SECTION 8.02.  Notices, etc. .................................................................36
         SECTION 8.03.  No Waiver; Remedies............................................................36
         SECTION 8.04.  Costs and Expenses; Breakage Indemnification...................................36
         SECTION 8.05.  Sharing of Payments, Etc.......................................................37
         SECTION 8.06.  Binding Effect.................................................................37
         SECTION 8.07.  Assignments and Participations.................................................37
         SECTION 8.08.  Limitation on Assignments and Participations...................................39
         SECTION 8.09.  Withholding....................................................................40
         SECTION 8.10.  Mitigation.....................................................................40
         SECTION 8.11.  Governing Law; Waiver of Jury Trial............................................41
         SECTION 8.12.  Execution in Counterparts......................................................41
         SECTION 8.13.  Submission to Jurisdiction.....................................................41


SCHEDULE I         ADDRESSES AND APPLICABLE LENDING OFFICES AND COMMITMENTS

EXHIBIT A-1        FORM OF RATE REQUEST
EXHIBIT A-2        FORM OF NOTICE OF BORROWING
EXHIBIT B          FORM OF NOTICE OF CONVERSION OR CONTINUATION
EXHIBIT C          FORM OF QUOTE REQUEST
EXHIBIT D          FORM OF QUOTE
EXHIBIT E          FORM OF ACCEPTANCE
EXHIBIT F          FORM OF OPINION OF COUNSEL TO THE BORROWER
EXHIBIT G          FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT H-1        FORM OF PROMISSORY NOTE (COMMITTED ADVANCES)
EXHIBIT H-2        FORM OF PROMISSORY NOTE (UNCOMMITTED ADVANCES)

                     FACILITY B (FIVE YEAR) CREDIT AGREEMENT

                  This Facility B (Five Year) Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Agreement") is made as of this 17th day of October, 2001 between THE STANLEY WORKS, a Connecticut corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Lenders (as hereinafter defined).

                  The Borrower has requested the Lenders to make advances to the Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding $100,000,000 to refinance certain outstanding indebtedness of the Borrower under the Borrower's existing credit arrangements and for the general corporate purposes of the Borrower, and the Lenders are prepared to make such advances on and subject to the terms and conditions of this Agreement.

                  Accordingly, the parties hereto agree as follows:



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquiring Person" means any person (other than the ESOP) who is or becomes the beneficial owner, directly or indirectly, of 10% or more of the Borrower's outstanding common stock.

                  "Advance" means a Committed Advance or an Uncommitted Advance.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank with its office at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loans Syndication.

                  "Applicable Eurodollar Margin" means, on any date, for each Eurodollar Rate Advance, (i) 0.1300% if on such date the Borrower's outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor's and A1 or higher by Moody's (ii) 0.1700% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor's and A2 or higher by Moody's, (iii) 0.2600% if on such date clauses (i) and (ii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor's and A3 or higher by Moody's, (iv) 0.3750% if on such date clauses (i), (ii) and (iii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, and (v) 0.5750% if on such date clauses (i), (ii), (iii) and (iv) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided that if the respective

                            5-YEAR CREDIT AGREEMENT
levels of the Borrower's outstanding Long-Term Indebtedness credit ratings differ, the "Applicable Eurodollar Margin" will be determined based on the level one above that level applicable to the lower of said credit ratings.

                  "Applicable Facility Fee Rate" means, on any date, (i) a rate per annum equal to 0.0700% if on such date the Borrower's outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor's and A1 or higher by Moody's, (ii) a rate per annum equal to 0.0800% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor's and A2 or higher by Moody's, (iii) a rate per annum equal to 0.0900% if on such date clauses (i) and (ii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor's and A3 or higher by Moody's, (iv) a rate per annum equal to 0.1250% if on such date clauses (i), (ii) and (iii) are inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, and (v) a rate per annum equal to 0.1750% if on such date clauses (i), (ii), (iii) and (iv) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency) provided, that if the respective levels of the Borrower's outstanding Long-Term Indebtedness credit ratings differ, the "Applicable Facility Fee Rate" will be determined based on the level one above that level applicable to the lower of said credit ratings..

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Uncommitted Advance, the office of such Lender notified by such Lender to the Administrative Agent and the Borrower as its Applicable Lending Office with respect to such Uncommitted Advance.

                  "Applicable Utilization Fee Rate" means, for each day on which the Utilization Ratio exceeds 0.50, a rate per annum equal to (i) 0.1000% if on such date the Borrower's outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor's and A3 or higher by Moody's, and (ii) 0.1250% if on such date clause (i) is inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided that if the respective levels of the Borrower's outstanding Long-Term Indebtedness credit ratings differ, the "Applicable Utilization Fee Rate" will be determined based on the level one above that level applicable to the lower of said credit ratings.

                  "Assignment and Acceptance" means an assignment and acceptance accepted by the Administrative Agent, in substantially the form of Exhibit G hereto.

                  "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time, as its base rate;

                  (b) 1/2 of one percent per annum above the secondary market morning offering rate in the United States for three-month certificates of deposit of major United States money market banks, determined by the Reference Bank, such rate being determined by the Reference Bank on the basis of quotations for such rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected

                            5-YEAR CREDIT AGREEMENT
         by the Reference Bank adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                  (c)  1/2 of one percent per annum above the Federal Funds
Rate.

                  "Base Rate Advance" means a Committed Advance that bears interest as provided in Section 2.05(a).

                  "Borrower" has the meaning specified in the first paragraph of this Agreement.

                  "Borrowing" means a Committed Borrowing or an Uncommitted Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in Dollars are carried on in the London interbank market.

                  "Capital Lease" means any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Change of Control" means, with respect to the Borrower, the occurrence of any event, act or condition which results in either (i) any Person other than the ESOP becoming the beneficial owner, directly or indirectly, of 30% or more of the outstanding common stock of the Borrower or (ii) individuals who constitute the Continuing Directors ceasing for any reason to constitute at least the majority of the Board of Directors of the Borrower.

                  "Citibank" has the meaning specified in the first paragraph of this Agreement.

                  "Commitment" means, with respect to any Lender, the amount specified opposite such Lender's name on Schedule I hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.01(b). The aggregate amount of the Commitments on the date hereof is $100,000,000.

                  "Committed Advance" means an advance by a Lender to the Borrower as part of a Committed Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Committed Advance.

                  "Committed Borrowing" means a borrowing consisting of simultaneous Committed Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Committed Note" has the meaning provided in Section 2.11.

                  "Consolidated Net Tangible Assets" means the excess over current liabilities of all assets properly appearing on a consolidated balance sheet of the Borrower and its Subsidiaries after deducting goodwill, trademarks, patents, other like intangibles and the minority interests of others in Subsidiaries.

                            5-YEAR CREDIT AGREEMENT

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the financial statements of which would, under GAAP, be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Director" means any member of the Board of Directors of the Borrower who is not affiliated with an Acquiring Person and who is a member of the Board of Directors of the Borrower immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Borrower.

                  "Default" means an event which would constitute an Event of Default but for the giving of notice, the lapse of time or both.

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, the sum (without duplication) for the Borrower and its Consolidated Subsidiaries on a consolidated basis of the following: (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization for such period, (ii) Interest Expense for such period and (iii) taxes for such period.

                  "Effective Date" has the meaning provided in Section 3.01.


                            5-YEAR CREDIT AGREEMENT

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successors thereto, and the regulations promulgated and the rulings found thereunder.

                  "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations promulgated under ERISA.

                  "ERISA Person" has the meaning provided in Section 3(9) of ERISA for the term "person."

                  "ERISA Plan" means (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $20,000,000 and (ii) any Plan that is a Multiemployer Plan.

                  "ESOP" means Stanley Account Value Plan or any successor plan.

                  "Eurocurrency Liabilities" has the meaning provided in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office of such Lender is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Committed Borrowing, an interest rate per annum equal to the offered rate for deposits in Dollars as quoted by the British Banker's Association on Telerate page 3750 (or any successor or substitute page) at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Reference Bank's Eurodollar Rate Advance comprising part of such Committed Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

                  "Eurodollar Rate Advance" means a Committed Advance that bears interest as provided in Section 2.05(b).

                  "Eurodollar Rate Reserve Percentage" for any Lender for any Eurodollar Rate Advances owing to such Lender means the reserve percentage applicable two Business Days before the first day of the applicable Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the applicable Interest Period.

                  "Events of Default" has the meaning provided in Section 6.01.


                            5-YEAR CREDIT AGREEMENT

                  "Existing Credit Agreements" means (i) the Credit Agreement dated as of October 21, 1998 between the Borrower, the lenders parties thereto and Citibank, N.A., as Administrative Agent, as amended by the Amendment and Restatement dated as of October 20, 1999, the Second Amended and Restated Credit Agreement dated as of October 18, 2000 and as otherwise amended prior to the date hereof, and (ii) the Amended and Restated Facility B (Five Year) Credit Agreement dated as of October 23, 1996 between the Borrower, the lenders parties thereto and Citibank, N.A., as Administrative Agent, as amended by the First Amendment Agreement dated as of September 12, 1997 and as otherwise amended prior to the date hereof.

                  "Excluded Representation" means the representation and warranty set forth in Section 4.01(g).

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, or any successor thereto.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Board arranged by Federal fund brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Reference Bank from three Federal funds brokers of recognized standing selected by the Reference Bank.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "Fixed Rate" has the meaning provided in Section
2.13(c)(ii)(C).

                  "Fixed Rate Advance" means an Advance which bears interest as provided in Section 2.05(d).

                  "Fixed Rate Auction" means a solicitation of Quotes setting forth Fixed Rates pursuant to Section 2.13.

                  "Floating Rate" means, for any Interest Period for a Floating Rate Advance, an interest rate per annum equal to the Base Rate in effect from time to time minus the Floating Rate Margin for such Advance and Interest Period.

                  "Floating Rate Advance" means an Advance which bears interest as provided in Section 2.05(c).

                  "Floating Rate Auction" means a solicitation of Quotes setting forth Floating Rate Margins based on the Base Rate pursuant to Section 2.13.

                  "Floating Rate Margin" has the meaning provided in Section 2.13(c)(ii)(B).

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.


                            5-YEAR CREDIT AGREEMENT

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capital Lease obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, and (vii) all indebtedness of such Person in respect of Hedge Agreements.

                  "Initial Lenders" has the meaning specified in the first paragraph of this Agreement.

                  "Interest Coverage Ratio" means, for any period, the ratio of
(a) EBITDA for such period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                  "Interest Expense" means, for any period, the sum (determined without duplication) of the aggregate amount of interest reported in respect of such period on the Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis, including, without limitation, the interest portion of payments under Capital Lease obligations and any capitalized interest, minus (i) interest income of the Borrower and its Consolidated Subsidiaries on a consolidated basis reported in respect of such period and (ii) interest on deferred compensation reported in respect of such period.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Committed Borrowing, each Floating Rate Advance comprising part of the same Uncommitted Borrowing and each Fixed Rate Advance comprising part of the same Uncommitted Borrowing, the period commencing on the date of such Advance or the date of the continuation of such Eurodollar Rate Advance or the date of the conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Eurodollar Rate Advance, one, two, three or six months, (b) in the case of a Fixed Rate Advance, from 14 to 180 days, and
(c) in the case of a Floating Rate Advance, from 30 to 180 days, in each case as the Borrower may select in the Notice of Borrowing, Quote Request or Notice of Conversion or Continuation for such Advance, as the case may be; provided that:

                  (i) the Borrower may not select any Interest Period which ends after the Termination Date;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur


                            5-YEAR CREDIT AGREEMENT
         on the next succeeding Business Day; provided that if, in the case of any Interest Period with respect to any Eurodollar Rate Advance, such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

                  (iv) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

                  (v) if, upon the expiration of any Interest Period with respect to a Committed Borrowing consisting of Eurodollar Rate Advances, the Borrower has failed to elect a new Interest Period to be applicable to such Advances as provided above, the Borrower shall be deemed to have elected to convert such Advances into a Base Rate Advance effective as of the expiration date of such current Interest Period; and

                  (vi) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Committed Borrowing or for Fixed Rate Advances or Floating Rate Advances comprising part of the same Uncommitted Borrowing shall be of the same duration.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preferential payment arrangement, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Long-Term Indebtedness" means the long-term Senior Unsecured Indebtedness of the Borrower.

                  "Margin Stock" has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

                            5-YEAR CREDIT AGREEMENT

                  "Moody's" means Moody's Investors Service, Inc. and any successor or successors thereto.

                  "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Note" means a Committed Note or an Uncommitted Note.

                  "Notice of Borrowing" has the meaning provided in Section 2.02(b).

                  "Notice of Conversion or Continuation" has the meaning provided in Section 2.04(b).

                  "Other Taxes" has the meaning provided in Section 2.10(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

                  (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

                  (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

                  (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group, including any such plans as may have been, or may hereafter be, terminated for whatever reason.

                  "Principal Property" means all real property and tangible personal property constituting a manufacturing plant owned by the Borrower or any of its Subsidiaries, exclusive of (i) motor vehicles, mobile materials handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state, territory or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest cannot, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, be included in gross income of the holder under Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property and equipment included therein without deduction of any depreciation reserves which is less than 10% of Consolidated Net Tangible Assets or which the Board of Directors of the Borrower determines is not material to the operation of the business of the Borrower and its Subsidiaries taken as a whole.


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                                       10

                  "Principal Subsidiary" means any Subsidiary of the Borrower which has net sales which represent 15% or more of the consolidated net sales of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  "Pro Rata Share" means, with respect to any Lender, the percentage corresponding to the fraction the numerator of which shall be the amount of the Commitment of such Lender and the denominator of which shall be the aggregate amount of the Commitments of all Lenders.

                  "Quote" means an offer by any Lender to make an advance under
Section 2.13.

                  "Quote Request" has the meaning provided in Section 2.13(b).

                  "Rate Notification" has the meaning provided in Section
         2.02(a).

                  "Rate Request" has the meaning provided in Section 2.02(a).

                  "Reference Bank" means Citibank or, if Citibank is no longer the Administrative Agent, such Person (which shall be a Lender or the Administrative Agent) as shall be designated by the Borrower with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

                  "Register" has the meaning provided in Section 8.07(d).

                  "Reportable Event" has the meaning provided in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations).

                  "Required Lenders" means at any time Lenders representing in the aggregate at least 51% of the Commitments or, if the Commitments shall have terminated, Lenders representing in the aggregate at least 51% of the sum of the Advances owing to Lenders hereunder.

                  "Senior Unsecured Indebtedness" means Indebtedness that is not subordinated to any other Indebtedness and is not secured or supported by a guarantee, letter of credit or other form of credit enhancement.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

                  "Subsidiary" of any Person means (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.


                            5-YEAR CREDIT AGREEMENT

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                                       11

                  "Taxes" has the meaning provided in Section 2.10(a).

                  "Termination Date" means the earlier of (i) October 17, 2006 or (ii) the date of termination in whole of the Commitments pursuant to Section 2.01(b) or 6.01.

                   "Termination Event" means (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

                  "Type" has the meaning provided in the definitions of Committed Advance and Uncommitted Advance.

                  "Uncommitted Advance" means an advance by a Lender to the Borrower as part of an Uncommitted Borrowing resulting from the auction bidding procedure described in Section 2.13 and refers to a Floating Rate Advance or a Fixed Rate Advance, each of which shall be a "Type" of Uncommitted Advance.

                  "Uncommitted Borrowing" means a borrowing consisting of simultaneous Uncommitted Advances from each of the Lenders whose offer to make one or more Uncommitted Advances as part of such borrowing has been accepted under the auction bidding procedure described in Section 2.13.

                  "Uncommitted Note" has the meaning provided in Section 2.11.

                  "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

                  "Utilization Ratio" means, at any time, the ratio of (i) the aggregate outstanding principal amount of the Advances at such time to (ii) the aggregate amount of the Commitments at such time.

                  SECTION 1.02. Computation of Time Periods; Terms Generally. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


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

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES


                  SECTION 2.01. The Commitment. (a) The Committed Advances. Each Lender agrees, on the terms and conditions hereinafter set forth, to make Committed Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding (i) such Lender's Commitment minus
(ii) such Lender's Pro Rata Share of the aggregate principal amount of all Uncommitted Advances then outstanding. Within the limits of each Lender's Commitment, the Borrower may borrow, repay, prepay (as provided in Section 2.07) and reborrow such amount or any portion thereof. Each Committed Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate amount of the unused Commitments and shall consist of Committed Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Notwithstanding the foregoing restriction with respect to the minimum amount of each Committed Borrowing, the Borrower may borrow Committed Borrowings in an aggregate amount equal to the amount by which the aggregate amount of a proposed Uncommitted Borrowing requested by the Borrower exceeds the aggregate amount of Uncommitted Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Uncommitted Borrowing, if such Uncommitted Borrowing is made on the same date as such Committed Borrowing.

                  (b) Termination and Reduction. The Borrower shall have the right, upon at least two Business Days' notice to the Administrative Agent, to terminate in whole or reduce each Lender's Pro Rata Share of the unused Commitments, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Uncommitted Advances then outstanding. Each partial reduction of the Commitments shall be in the aggregate amount of at least $10,000,000 or a larger whole multiple of $1,000,000.

                  SECTION 2.02. Making the Committed Advances. (a) Determination of Eurodollar Rate. The Borrower may request the Reference Bank, no earlier than 9:00 A.M. (New York City time) and no later than 11:00 A.M. (New York City time) on the third Business Day before a proposed Eurodollar Rate Advance, to notify the Borrower of the Eurodollar Rate that would be applicable to a Committed Advance in the principal amount and with the Interest Period as described by the Borrower in such request, which request shall be substantially in the form of Exhibit A-1 hereto (a "Rate Request"). Upon such request, the Reference Bank shall furnish such interest rate to the Borrower no later than noon (New York City time) on the second Business Day before the proposed Eurodollar Rate Advance by delivering to the Borrower a copy of the related Rate Request setting forth such rate and executed by an authorized officer of the Reference Bank in the space provided therefor (a "Rate Notification"). The Borrower shall be entitled to rely on any such notification and such rate shall be conclusive and binding on the Lenders absent manifest error.

                  (b) Notice of Borrowing. Each Committed Borrowing shall be made on notice by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice

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
thereof by telecopier, given not later than 11:00 A.M. (New York City time) on the date of the proposed Committed Borrowing if such Committed Borrowing is to be comprised of Base Rate Advances and no earlier than 9:00 A.M. (New York City time) and no later than 4:00 P.M. (New York City time) on the third Business Day prior to such date if such Committed Borrowing is to be comprised of Eurodollar Rate Advances. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be by telecopier, or by telephone confirmed immediately in writing, in substantially the form of Exhibit A-2 hereto, specifying therein the requested (i) date of such Committed Borrowing, (ii) Type of Advances comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing and
(iv) in the case of a Committed Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such Committed Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Committed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of the requested amount of such Committed Borrowing. Promptly after the Administrative Agent's receipt of such funds (and in any event by the close of business New York City time on the date of such Borrowing) and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make the funds so received available to the Borrower by depositing the same in immediately available funds into such account as the Borrower shall have specified in the related Notice of Borrowing.

                  (c) Illegality, Etc. Anything in subsection (a) or (b) above to the contrary notwithstanding,

                  (i) if any Lender shall, at least one Business Day before the date of any requested Advance or the date of any conversion to or continuation of a Eurodollar Rate Advance, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon (A) such Lender shall have no obligation to make Eurodollar Rate Advances, or to convert Advances into Eurodollar Rate Advances, until such Lender notifies the Borrower and the Administrative Agent that the circumstances causing such suspension no longer exist and (B) the Borrower shall be deemed to have converted all Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.04 on and as of the date of the Administrative Agent's receipt of such notice, unless and to the extent such notice directs that one or more Eurodollar Rate Advances shall be so converted on the last day of the applicable Interest Period, provided that (w) before giving any such notice, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for such suspension and conversion and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender,
         (x) any request by the Borrower for Eurodollar Rate Advances during a time when a Lender's obligation to make, or convert Advances into, Eurodollar Rate Advances shall be suspended hereunder shall be deemed to be a request for, or for conversion into, Base Rate Advances from such Lender, (y) all Advances that would otherwise be made by such Lender as Eurodollar Rate Advances during any such suspension shall instead be made as Base Rate Advances, and (z) in the

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
         event any Lender shall notify the Administrative Agent and the Borrower of the occurrence of the circumstances causing such suspension under this Section 2.02(c), all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Rate Advances that would have been made by such Lender or the converted Eurodollar Rate Advances shall instead be applied to repay the Base Rate Advances made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Rate Advances;

                  (ii) if the Reference Bank cannot furnish the Eurodollar Rate for any Committed Borrowing consisting of Eurodollar Rate Advances because of conditions existing in the London interbank market, the right of the Borrower to select Eurodollar Rate Advances shall be suspended until the Reference Bank shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; and

                  (iii) if the Required Lenders shall, at least one Business Day before the date of any requested Eurodollar Rate Advance, notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon the Lenders shall have no obligation to make, or convert Committed Advances into, Eurodollar Rate Advances until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) Effect of Failure to Fulfill Conditions. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Committed Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Committed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding anticipated profits), cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Committed Advance to be made by such Lender as part of such Committed Borrowing when such Advance, as a result of such failure, is not made on such date, such indemnity to be paid promptly upon receipt by the Borrower of a certificate of such Lender setting forth the calculation of the amount of the indemnity claimed by such Lender.

                  (e) Funds Available. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Committed Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest

                            5-YEAR CREDIT AGREEMENT
rate applicable at the time to Committed Advances comprising such Committed Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Committed Advance as part of such Committed Borrowing for purposes of this Agreement.

                  (f) Failure to Make Advances. The failure of any Lender to make the Committed Advance to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Committed Advance to be made by such other Lender on the date of any Committed Borrowing.

                  SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment (whether or not utilized) from the date hereof in the case of each Lender and, in the case of each Person which becomes a Lender, pursuant to Section 8.07, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender until the Termination Date at the Applicable Facility Fee Rate, payable quarterly in arrears on the last day of each March, June, September and December during the term hereof and on the Termination Date. All computations of the facility fee shall be based on a year of 365 or 366 days, as the case may be.

                  (b) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                  (c) Utilization Fee. The Borrower shall pay to the Administrative Agent for the pro rata account of the Lenders a utilization fee on the outstanding principal amount of the Advances, for each day on which the Utilization Ratio exceeds 0.50, at a rate per annum equal to the Applicable Utilization Fee Rate, payable on each day on which a payment of interest is due under Section 2.05.

                  SECTION 2.04. Continuation and Conversion. (a) General. Subject to the other provisions hereof, the Borrower shall have the option (i) to convert all or any part of an outstanding Committed Borrowing consisting of Base Rate Advances to a Committed Borrowing consisting of Eurodollar Rate Advances, (ii) to convert all or any part of an outstanding Committed Borrowing consisting of Eurodollar Rate Advances to a Committed Borrowing consisting of Base Rate Advances, or (iii) to continue all or any part of an outstanding Committed Borrowing consisting of Eurodollar Rate Advances as a Committed Borrowing consisting of Eurodollar Rate Advances for an additional Interest Period; provided that no Committed Borrowing consisting of Eurodollar Rate Advances shall be so converted other than as contemplated by Section 2.02(c) or continued, until the expiration of the Interest Period applicable thereto.

                  (b) Notice of Conversion or Continuation. In order to elect to convert or continue a Committed Borrowing hereunder, the Borrower shall deliver an irrevocable notice thereof (a "Notice of Conversion or Continuation") to the Administrative Agent by telecopier, or by telephone confirmed immediately in writing, no later than (i) 11:00 A.M., (New York City time)


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
on the proposed conversion date in the case of a conversion to Base Rate Advances and (ii) no earlier than 9:00 A.M. (New York City time) and no later than 4:00 P.M. (New York City time) on the third Business Day in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, Eurodollar Rate Advances, substantially in the form of Exhibit B hereto. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Type of the Advances to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, Eurodollar Rate Advances, the requested Interest Period. The relevant Eurodollar Rate for such Interest Period in the case of a conversion to, or a continuation of, Eurodollar Rate Advances shall be determined in the manner provided in Section 2.02(a) as if such conversion or continuation is instead new Eurodollar Rate Advances in such amount, on such date and for such Interest Period. If the Borrower fails to give a Notice of Conversion or Continuation with respect to an outstanding Committed Borrowing consisting of Eurodollar Rate Advances as provided in clause (ii) above, the Borrower shall be deemed to have converted such Eurodollar Rate Advances into Base Rate Advances in accordance with this Section 2.04 if such Advances are outstanding after the last day of the Interest Period with respect thereto.

                  SECTION 2.05. Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date the proceeds of such Advance are made available to the Borrower until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each fiscal quarter during the period such Base Rate Advance remains outstanding and on the date such Base Rate Advance shall be paid in full;

                  (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Margin for such Advance, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;

                  (c) Floating Rate Advances. If such Advance is a Floating Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Floating Rate for such Interest Period quoted by such Lender in accordance with Section 2.13, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;

                  (d) Fixed Rate Advances. If such Advance is a Fixed Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Fixed Rate for such Interest Period quoted by such Lender in accordance with Section 2.13, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; and


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

                  (e) Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Advances and, to the extent permitted by law, overdue interest in respect of all Advances, shall bear interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time. In the event that, and for so long as, any Default under Section 6.01(a) shall have occurred and be continuing, the outstanding principal amount of the Advance with respect to which such Default has occurred and is continuing shall bear interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                  SECTION 2.06. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, during each period as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender outstanding during such period, from the later of the date such reserves are required and the making of such Advance until the earlier of the date such reserves are no longer required and such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period applicable to such Advance from (ii) the rates obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the average Eurodollar Rate Reserve Percentage of such Lender during such period, payable on each date on which interest is payable on such Advance. Such Lender shall determine the amount of such additional interest, if any, and promptly notify the Borrower through the Administrative Agent of the amount thereof.

                  SECTION 2.07. Repayment and Prepayment of Advances. (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Committed Advances then outstanding and the Borrower shall repay to the Administrative Agent for the account of the Lenders to which Uncommitted Advances comprising part of the same Borrowing are owing the aggregate principal amount of such Uncommitted Advances then outstanding on the last day of the Interest Period with respect thereto. The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in this Section 2.07. The Borrower may, upon notice no later than 11:00 A.M. (New York City time) on the second Business Day before the prepayment of Eurodollar Rate Advances, and no later than 11:00 A.M. (New York City time) on the day of the prepayment in the case of Base Rate Advances, in either case to the Administrative Agent and stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Committed Advances comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in the aggregate principal amount of at least $10,000,000 or a larger whole multiple of $1,000,000 and, in the case of a payment or prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period for such Advance as provided herein, shall have the consequences set forth in
Section 8.04(b).

                  (b) The Borrower shall notify the Administrative Agent immediately upon becoming aware of any Change of Control. Upon receipt of such notice and for a period of 90 days thereafter, the Required Lenders shall be entitled, by written notice to the Borrower received within such period, to terminate the Commitments in whole and require the Borrower to prepay all outstanding Advances within 5 Business Days of its receipt of such notice, together

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
with any accrued and unpaid interest thereon to the date of such prepayment and any other amounts due hereunder. Notwithstanding any other provision contained herein, a Change of Control shall not, in and of itself, constitute a Default hereunder.

                  SECTION 2.08. Increased Costs. (a) Changes in Law, Etc. If, due to (i) the introduction of or any change in or in the interpretation of any law or regulation on or after the date of this Agreement, or (ii) the compliance with any guideline or request not applicable on the date of this Agreement from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, promptly upon demand by such Lender (with a copy of such demand to the Administrative Agent) accompanied by the certificate described in the next sentence, pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) Capital Adequacy. If, due to (i) the introduction of or any change in or in the official interpretation of any law or regulation on or after the date of this Agreement, or (ii) the compliance with any guideline or request not applicable on the date of this Agreement from any central bank or other governmental authority (whether or not having the force of law), any Lender determines that the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender has been or would be affected and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender received by the Borrower within such time from the relevant change or introduction described above as is reasonably required in order to determine the effect thereof (with a copy of such demand to the Administrative Agent) accompanied by a certificate of such Lender as to the amounts demanded, the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation, as the case may be, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder, such amounts to be due and payable within two days of such Lender's invoice therefor. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.09. Payments and Computations. (a) Manner of Payment. The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(d), 2.06, 2.08, 2.10, 2.13(f) or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative


                            5-YEAR CREDIT AGREEMENT

Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. The making by the Borrower of any payment to the Administrative Agent for the account of any Lender as herein provided shall pro tanto discharge the relevant obligation of the Borrower to such Lender.

                  (b) Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  (c) Interest. All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate or with respect to Uncommitted Advances and all computations of interest pursuant to Section 2.06 shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Reference Bank of an interest rate for any Committed Advance hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Business Days. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Assumption of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) Rate Information. The Reference Bank shall notify the Borrower and the Administrative Agent of the Base Rate in effect on the first Business Day on which a Base Rate or Floating Rate Advance is outstanding and each day on which a change in the Base Rate


                            5-YEAR CREDIT AGREEMENT
occurs, each in sufficient detail to enable the Borrower to calculate interest payments hereunder with respect to Base Rate Advances and Floating Rate Advances, and shall provide such information to any Lender promptly upon its request. The Borrower will provide to the Administrative Agent (i) promptly upon receipt thereof copies of the information received by the Borrower pursuant to the immediately preceding sentence or any Rate Notification received pursuant to
Section 2.02(a), (ii) promptly upon the making of any interest payment with respect to a Base Rate Advance or a Floating Rate Advance hereunder a schedule based on such information setting forth the Base Rate for each day in the period in which such Advance was outstanding, and (iii) promptly upon obtaining knowledge thereof, notice of any change in the rating assigned by Standard & Poor's or Moody's to the Borrower's Long-Term Indebtedness and the date of such change, provided that the Borrower's failure to provide any of the foregoing information shall be deemed not to be a Default or Event of Default hereunder.

                  SECTION 2.10. Taxes. (a) General. Any and all payments by the Borrower hereunder or under the Notes shall be made in accordance with Section 2.09, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, not in effect or not imposed on the date of this Agreement; excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                  (b) Other Taxes. In addition, the Borrower agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement not in effect or not imposed on the date of this Agreement or the Notes (hereinafter referred to as "Other Taxes") upon notice from the Lender.

                  (c) Tax Indemnity. The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Receipt. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder.


                            5-YEAR CREDIT AGREEMENT

                  SECTION 2.11. Promissory Notes. Any Lender may request that Advances of any Type made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit H-1 (a "Committed Note") in the case of the Committed Advances and substantially in the form of Exhibit H-2 (an "Uncommitted Note"), in the case of the Uncommitted Advances. Thereafter, such Advances evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.12. Use of Proceeds of Advances. The Borrower will use the proceeds of the Advances for general corporate purposes, including, without limitation, for the acquisition of Margin Stock.

                  SECTION 2.13. Uncommitted Advances. (a) The Uncommitted Advances Option. In addition to Committed Advances pursuant to Section 2.01, the Borrower may, as set forth in this Section 2.13, request the Lenders to make offers to make Uncommitted Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.13; provided that, following the making of each Uncommitted Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. The Uncommitted Advances may be Floating Rate Advances or Fixed Rate Advances.

                  (b) Quote Request. When the Borrower wishes to request offers to make Uncommitted Advances as part of an Uncommitted Borrowing, it shall transmit to the Administrative Agent, by telecopier, a quote request substantially in the form of Exhibit C hereto (a "Quote Request") so as to be received (x) no earlier than 9:00 A.M. (New York City time) and no later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of Borrowing proposed therein, in the case of a Fixed Rate Auction, or (y) no later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the proposed date of Borrowing proposed therein, in the case of a Floating Rate Auction, specifying:

                  (i) the proposed date of Borrowing, which shall be a Business Day;

                  (ii) the proposed aggregate amount of such Borrowing, which shall be $10,000,000 or a larger whole multiple of $1,000,000; and

                  (iii) the duration of the proposed Interest Period applicable thereto subject to the provisions of the definition of Interest Period.

The Administrative Agent shall in turn promptly notify each Lender of each request for an Uncommitted Borrowing received by it from the Borrower by sending such Lender a copy of the related Quote Request. The Borrower may request offers to make Uncommitted Advances for more than one Interest Period in a single Quote Request. No Quote Request shall be given within five Business Days of any other Quote Request.

                            5-YEAR CREDIT AGREEMENT

                  (c) Submission and Contents of Quotes. (i) Each Lender may but shall not be required to submit a Quote containing an offer or offers to make an Uncommitted Advance as part of a proposed Uncommitted Borrowing in response to any Quote Request. Each Quote must comply with the requirements of this Section 2.13(c) and must be submitted to the Administrative Agent (which shall give prompt notice thereof to the Borrower) in writing (including by telecopy) no later than (A) 11:00 A.M. (New York City time) on the third Business Day prior to the proposed date of borrowing in the case of a Fixed Rate Auction or (B) 11:00 A.M. (New York City time) on the Business Day immediately preceding the proposed date of borrowing, in the case of a Floating Rate Auction; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 11:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Uncommitted Advance as part of such Uncommitted Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Uncommitted Advance as part of such proposed Uncommitted Borrowing. Any Quote so made shall be irrevocable except with the written consent of the Borrower.

                  (ii) A Quote may set forth each separate offer by a Lender with respect to each Interest Period specified in the related Quote Request. Each Quote shall be in substantially the form of Exhibit D hereto, and shall in any case specify:

                  (A) the principal amount of the Uncommitted Advance for each such offer, which principal amount (1) may be greater than or less than the Commitment of such Lender, (2) must be a whole multiple of $1,000,000, (3) may not exceed (but may be less than) the proposed principal amount of the proposed Uncommitted Borrowing set forth in the related Quote Request, and (4) may be subject to an aggregate limitation as to the principal amount of Uncommitted Advances for which offers being made by such Lender may be accepted;

                  (B) in the case of a Floating Rate Auction, the margin below the Base Rate (the "Floating Rate Margin") offered for each such Uncommitted Advance expressed as a percentage (specified to the nearest 1/1,000th of 1%) to be subtracted from such Base Rate; and

                  (C) in the case of a Fixed Rate Auction, the rate of interest per annum (specified to the nearest 1/1,000th of 1%) (the "Fixed Rate") offered for each such Uncommitted Advance.

                  (iii) Any Quote shall be disregarded if it:

                  (A) is not substantially in conformity with the format described in the relevant Quote Request or does not specify all of the information required by Section 2.13(c)(ii);

                  (B)  contains qualifying, conditional or similar language;


                            5-YEAR CREDIT AGREEMENT

                  (C) proposes terms other than or in addition to those set forth in the applicable Quote Request; or

                  (D) is received by the Administrative Agent after the time set forth in Section 2.13(c)(i).

                  (d) Acceptance and Notice by Borrower. Not later than (i) 1:00 P.M. (New York City time) on the third Business Day prior to the proposed date of borrowing, in the case of a Fixed Rate Auction or (ii) 1:00 P.M. (New York City time) on the Business Day immediately preceding the proposed date of borrowing, in the case of a Floating Rate Auction, the Borrower shall notify the Administrative Agent (which shall give prompt notice thereof to the Lenders) of its acceptance or nonacceptance of the offers so notified to it pursuant to
Section 2.13(c) substantially in the form of Exhibit E hereto; provided that if the Borrower shall fail to so notify the Administrative Agent by the times set forth above, the Borrower shall be deemed to have notified the Administrative Agent of its nonacceptance of each such offer. In the case of acceptance, each such notice shall specify the aggregate principal amount of offers that are accepted. The Borrower may accept any such offer in whole or in part; provided that:

                  (i) the aggregate principal amount of each Uncommitted Borrowing may not exceed the applicable amount set forth in the related Quote Request;

                  (ii) the principal amount of each Uncommitted Borrowing must be $10,000,000 or a larger whole multiple of $1,000,000;

                  (iii) acceptance of offers from the Lenders may only be made on the basis of ascending Floating Rate Margins or Fixed Rates, as the case may be; and

                  (iv) the Borrower may not accept any offer that is described in Section 2.13(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (e) Allocation. If offers are made by more than one Lender with the same Floating Rate Margins or Fixed Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted, the principal amount of Uncommitted Advances in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as it may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the allocations of Uncommitted Advances shall be binding and conclusive in the absence of manifest error. The Administrative Agent shall promptly notify the Borrower and the Lenders of any allocation pursuant to this Section 2.13(e).

                  (f) Funding. In the case of an Uncommitted Borrowing as to which the Borrower has accepted the offer of one or more Lenders to make an Uncommitted Advance under clause (d) above, before 12:00 noon (New York City time) on the date of such Uncommitted Borrowing, each such Lender shall make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Uncommitted Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will promptly (and in any event by the close of business New York City

                            5-YEAR CREDIT AGREEMENT
time on the date of such Borrowing) make such funds available to the Borrower by depositing the same in immediately available funds into such account as the Borrower shall have specified in the related notice of acceptance (in substantially the form of Exhibit E hereto). Promptly after each Uncommitted Borrowing the Administrative Agent will notify each Lender of the amount of the Uncommitted Borrowing, the aggregate principal amount of the Uncommitted Advances then outstanding and the dates upon which such Uncommitted Advances commenced and will mature.


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING


                  SECTION 3.01. Condition Precedent to Effectiveness of Sections
2.01 and 2.13. Sections 2.01 and 2.13 of this Agreement shall become effective on the date (the "Effective Date"), which shall be on or before October 17, 2001, as of which the Administrative Agent shall confirm to the Borrower that it has received the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement;

                  (b) Authority and Approvals. Certified copies of the resolutions of the Board of Directors of the Borrower (or equivalent documents) authorizing and approving this Agreement, authorizing Borrowings hereunder in an aggregate principal amount up to but not exceeding $100,000,000 at any one time outstanding, and certified copies of all documents evidencing all necessary corporate action and all other necessary action (corporate, partnership or otherwise) and governmental approvals, if any, with respect to this Agreement;

                  (c) Secretary's or Assistant Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Agreement, the Notes, and the other documents to be delivered hereunder;

                  (d) Legal Opinion. An opinion of counsel to the Borrower, dated the Effective Date, substantially in the form of Exhibit F hereto;

                  (e) Closing Certificate. A certificate of a senior financial officer of the Borrower, dated the Effective Date, certifying that the representations and warranties set forth in Article IV are true on such date as if made on and as of such date and that no Default shall have occurred and be continuing on such date; and


                            5-YEAR CREDIT AGREEMENT

                  (f) Termination of Commitments; Fees and Expenses. Evidence satisfactory to the Administrative Agent that (i) the commitments under the Existing Credit Agreements have been terminated and all accrued fees, expenses, interest, principal and other amounts thereunder have been paid, and (ii) the Borrower shall have paid to the Administrative Agent for account of the Lenders such up-front fees in connection with the execution of this Agreement as the Borrower and the Administrative Agent shall have agreed upon.

                  SECTION 3.02. Conditions Precedent to Each Advance. The obligation of each Lender to make each Advance (including the initial Advance) as part of a Borrowing shall be subject to the further conditions precedent that
(i) on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or the notice of acceptance under Section 2.13(d), as the case may be, and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance the following statements shall be true): (x) the representations and warranties contained in
Section 4.01 (other than the Excluded Representation) are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (y) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that would constitute an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both and, (ii) in the case of a requested Borrowing the proceeds of which are to be used to purchase or carry any Margin Stock, the Borrower shall deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower accompanying the relevant Notice of Borrowing setting forth in reasonable detail the basis upon which the Borrower has made the representation set forth in the third sentence of Section 4.01(l) on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, together with (if so requested by the Administrative Agent) a duly completed Form U-1 satisfactory to the Administrative Agent.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Corporate Existence. The Borrower is a corporation duly organized and validly existing under the laws of the State of Connecticut.

                  (b) Corporate Authorization, Etc. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or bylaws or
(ii) any law or contractual restriction binding on or affecting the Borrower or any of its Subsidiaries.


                            5-YEAR CREDIT AGREEMENT

                  (c) No Approvals. No authorization, approval or action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

                  (d) Enforceability. This Agreement is and upon issuance and delivery thereof in accordance with this Agreement each Note will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (e) Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and the related statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Lenders, fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

                  (f) No Litigation. Except as disclosed or otherwise reflected in the Borrower's Annual Report on Form 10-K for the year ended December 31, 2000, as updated by the Borrower's Form 10-Q for the period ending July 1, 2001, there is no pending or (to the best of the Borrower's knowledge) threatened action or proceeding against the Borrower or any of its Subsidiaries or relating to any of their respective properties before any court, governmental agency or arbitrator, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any Note.

                  (g) No Material Adverse Effect. Since December 31, 2000, there has been no event, act or condition which has had a Material Adverse Effect.

                  (h) Environmental Matters. Except as disclosed or otherwise reflected in the Borrower's Annual Report on Form 10-K for the year ended December 31, 2000, as updated by the Borrower's Form 10-Q for the period ending July 1, 2001, neither the Borrower nor any of its Subsidiaries has received notice or otherwise obtained knowledge of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statutes or regulations, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment.

                  (i) Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Disclosure. The information furnished in writing by or on behalf of the Borrower to the Lenders in connection with the negotiation, execution and delivery of this Agreement does not contain any material misstatements of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (k) No Defaults. The Borrower (i) is not in default under or with respect to this Agreement or any Note, and (ii) is not in default under or with respect to any other agreement,


                            5-YEAR CREDIT AGREEMENT
instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could reasonably be expected to result in a Material Adverse Effect.

                  (l) Use of Proceeds, Etc. All proceeds of each Advance will be used by the Borrower only in accordance with the provisions of Section 2.12. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X issued by the Board of Governors of the Federal Reserve System.



                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder:

                  (a) Financial Information. The Borrower will furnish to the
         Lenders:

                  (i) Quarterly Financial Statements. Within 50 days after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year.

                  (ii) Annual Financial Statements. Within 95 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of income, retained earnings and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year and reported on without qualification by independent certified public accountants of recognized national standing, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to accounting matters (including, without limitation, in respect of Section 5.01(f)), or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (iii) Officer's Certificates. At the time of the delivery of the financial statements under clauses (i) and (ii) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and

                            5-YEAR CREDIT AGREEMENT
         the results of operations of the Borrower and its Consolidated Subsidiaries on the dates and for the periods indicated, and (y) that such officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Consolidated Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 5.01(f) for the twelve-month period ending as at the end of the accounting period covered by the financial statements accompanied by such certificate.

                  (iv) Notice of Default or Litigation. Promptly after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, or (ii) any litigation or governmental proceeding pending or threatened against the Borrower or other event, act or condition which could reasonably be expected to result in a Material Adverse Effect.

                  (v) SEC Filings. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Borrower shall send to its stockholders.

                  (vi) Other Information. From time to time, and as soon as reasonably practicable, such other information or documents (financial or otherwise) as any Lender through the Administrative Agent may from time to time reasonably request.

Reports and financial statements required to be delivered by the Borrower pursuant clauses (i), (ii) and (v) of this Section 5.01 (a) shall be deemed to have been delivered on the date on which it posts such reports, or reports containing such financial statements, on its website on the Internet at www.stanleyworks.com , or when such reports, or reports containing such financial statements are posted on the website of the Securities and Exchange Commission at www.sec.gov; provided that it shall deliver such paper copies of the reports and financial statements referred to in Clauses (i), (ii) and (v) of this Section 5.01(a) to the Administrative Agent or any Lender who request it to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

                  (b) Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, except such non-compliance as could not reasonably be expected to result in a Material Adverse Effect at the time of such noncompliance or in the foreseeable future.

                            5-YEAR CREDIT AGREEMENT

                  (c) Payment of Taxes. The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except (x) as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP and (y) where such nonpayment could not reasonably be expected to result in a Material Adverse Effect.

                  (d) Preservation of Corporate Existence. The Borrower shall, and shall cause each of its Subsidiaries to, do all things necessary to preserve, renew and keep in full force and effect its corporate existence and the licenses, permits, rights and franchises necessary to the proper conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

                  (e) Maintenance of Books and Records. The Borrower will maintain financial records in accordance with GAAP, consistently applied. The representatives of the Administrative Agent or any of the Lenders shall have the right to visit and inspect any of the properties of the Borrower and of any of its Subsidiaries, to examine their books of account and records and take notes and make transcripts therefrom, and to discuss their affairs, finances and accounts with, and be advised as to the same by, their officers upon reasonable prior notice at such reasonable times and intervals as may be requested (subject to the standard policies of the Borrower and its Subsidiaries as to access, safety and, without prejudice to the reasonable requirements of lending institutions and their regulatory supervisors, confidentiality).

                  (f) Interest Coverage Ratio. The Borrower shall maintain, for each period of four consecutive fiscal quarters of the Borrower, an Interest Coverage Ratio of not less than 5.00 to 1.00.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder:

                  (a) No Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Principal Property now owned or hereafter acquired (unless the Borrower secures the Advances made hereunder equally and ratably with such Lien), other than:

                  (i) Liens existing and disclosed to the Lenders in writing prior to the date hereof;

                  (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate

                            5-YEAR CREDIT AGREEMENT
         proceedings diligently conducted and with respect to which adequate bonds have been posted;

                  (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries;

                  (vi) Liens on property of any Person existing at the time such Person becomes a Subsidiary of the Borrower;

                  (vii) Liens securing Indebtedness owed by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower;

                  (viii) any Lien arising solely by operation of law in the ordinary course of business or which is contained in a contract for the purchase or sale of goods or services entered into in the ordinary course of business;

                  (ix) Liens on any property existing at the time of acquisition but only if the amount of outstanding Indebtedness secured thereby does not exceed the lesser of the fair market value or the purchase price of the property as purchased;

                  (x) any Lien securing the purchase price of revenues or assets purchased after the date hereof or the cost of repairing or altering, constructing, developing or substantially improving all or any part of such revenues or assets; provided that such Lien attaches only to such revenues or assets (including any improvements) and the Indebtedness thereby secured does not exceed the lesser of the fair market value or the purchase price of the revenues or assets (including any improvements) as purchased;

                  (xi) any other Liens on Principal Properties securing Indebtedness which in the aggregate does not exceed 10% of Consolidated Net Tangible Assets at any time outstanding; and

                  (xii) any extension, renewal or replacement of any of the Liens referred to above; provided that the Indebtedness secured by any such extension, renewal or replacement does not exceed the sum of the principal amount of the Indebtedness originally secured thereby and any fee incurred in connection with such transaction.

                  (b) Merger, Etc. The Borrower shall not (i) enter into any merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property,

                            5-YEAR CREDIT AGREEMENT
whether now or hereafter acquired, or (ii) permit any of its Subsidiaries to do so, if such action could reasonably be expected to have a Material Adverse Effect, except that any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower and the Borrower or any of its Subsidiaries may enter into any merger or consolidation so long as in the case of a transaction involving the Borrower, the Borrower, or in the case of any other transaction, a Subsidiary of the Borrower, is the surviving entity in such transaction and, after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

                  (c) Sale-Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired (except for property the aggregate value of which at the time such lease is entered into is less than 10% of Consolidated Net Tangible Assets), (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease.



                                   ARTICLE VI

                                EVENTS OF DEFAULT


                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay when due any principal of any Advance (or, if any such failure is due solely to technical or administrative difficulties relating to the transfer of such amounts, within two Business Days after its due date) or the Borrower shall fail to pay when due any interest on any Advance, any fee (other than the fees referenced in Section 2.03) or any other amount payable by it hereunder or under any Note and five (5) days shall have elapsed from the date such interest, fees or other amounts were due; or with respect to the fees payable pursuant to Section 2.03, the Borrower shall fail to pay any such fee when due and two Business Days shall have elapsed from the Borrower's receipt of notice of such nonpayment from the Administrative Agent or any Lender; or

                  (b) Any representation or warranty made by the Borrower herein or pursuant to this Agreement or any Note (including without limitation in any certificate of the Borrower delivered pursuant hereto) shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) The Borrower shall fail to perform any term, covenant or agreement contained in the first sentence of Section 2.07(b), Section 5.01(a)(iv), 5.01(f) or 5.02 on its part to be performed or observed; or

                            5-YEAR CREDIT AGREEMENT

                  (d) The Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (except those described in clauses (a) and (c) above) and such failure shall continue for 30 days; or

                  (e) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Principal Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Borrower or such Principal Subsidiary or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

                  (f) The Borrower or any of its Principal Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or such Principal Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

                  (g) (A) The Borrower shall fail to make any payment in respect of Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) if the aggregate amount of such payment is $5,000,000 or more, or (B) any breach, default or event of default shall occur and be continuing (and applicable grace and notice periods shall have expired) under any agreement or indenture relating to any Indebtedness in an aggregate amount of $5,000,000 or more, and, except in the case of financial covenant defaults, the maturity of any such Indebtedness has been accelerated in accordance with the terms thereof; or

                  (h) (A) Any Termination Event shall occur, or (B) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or (C) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (D) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (E) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (F) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (G) any other event or condition shall occur or exist with respect to any Plan, if such events, transactions or conditions set forth in clauses (A) through (G) above could singly or in the aggregate be reasonably expected to have a Material Adverse Effect; or

                  (i) If there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment against the Borrower or any of its Principal Subsidiaries which, when added to any other outstanding final judgments

                            5-YEAR CREDIT AGREEMENT
         which remain undischarged, unsatisfied and unstayed for more than 30 days against the Borrower or any such Principal Subsidiary, exceeds $25,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all Advances, the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all Advances, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of any of the Events of Default specified in clauses (e) or (f) above with respect to the Borrower, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.



                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the

                            5-YEAR CREDIT AGREEMENT
advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) shall be deemed not to have knowledge of any Default (other than a failure to pay any principal or interest on the due date therefor) unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note or Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of their Commitments, as then or most recently in effect, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement and the Notes, or any action taken or omitted by the Administrative Agent under this Agreement and the Notes, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the

                            5-YEAR CREDIT AGREEMENT
preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be (i) a Lender or (ii) if no Lender shall accept appointment as the Administrative Agent within 30 days after such resignation or removal, any other Person, which Person, so long as no Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be (i) a Lender or (ii) any other Person, which Person, so long as no Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.



                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or in the case of
Section 2.13 and any Uncommitted Note, the Borrower and the Lender to which such
Note is payable, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the written consent of the Borrower and all the Lenders shall be required in order to amend or waive any provision of the Agreement or the Notes other than
Section 2.13 which would have the effect of (a) a reduction in principal, interest or fees payable to the Lenders under this Agreement or the Committed Notes, (b) the postponement of any date fixed for the payment of any principal, interest or fees under this Agreement or the Committed Notes, (c) an increase in the Commitments, (d) amending or waiving compliance with the last sentence of
Section 2.01(a), Section 2.08, Section 8.05 or this Section 8.01, or (e) amending the definition of Required Lenders; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action,

                            5-YEAR CREDIT AGREEMENT
affect the rights or duties of the Administrative Agent under this Agreement, and provided, further, that the Commitment of any Lender shall not be extended without the prior written consent of such Lender.

                  SECTION 8.02.  Notices, etc.
All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, at its address at 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Secretary, telecopy no. 860-827-3911, with a copy to Craig A. Douglas, Treasurer, at the same address and telecopy no. 860-827-3886; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loans Syndication, telecopy no. 302-894-6120; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses; Breakage Indemnification.
(a) The Borrower agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, counsel fees and expenses reasonably incurred), of the Administrative Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

                  (b) If any payment, prepayment or conversion of any Eurodollar Rate Advance or a Fixed Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Advances and the Notes pursuant to Section 6.01 or for any other reason other than in connection with Section 2.02(c), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.


                             5-YEAR CREDIT AGREEMENT

                  (c) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances in connection with any acquisition or proposed acquisition by the Borrower or any Subsidiary of the Borrower of another Person or one or more businesses of another Person (whether by means of a stock purchase, asset acquisition or otherwise), whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  SECTION 8.05. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Committed Advances owing to it (other than pursuant to Section 2.02(d), 2.06, 2.08, 2.10 or 8.04(b)) in excess of its ratable share of payments on account of the Committed Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Committed Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 8.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 8.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or under any Note or any interest herein or therein (other than as permitted by Section 5.02(b)) without the prior written consent of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, and the Committed Advances owing to it and the Committed Note or Notes held by it); provided, however, that (i) each such assignment (other than assignment to an affiliate of such Lender) shall require the prior written consent of the Borrower, which consent shall not be unreasonably withheld, (ii) each such


                            5-YEAR CREDIT AGREEMENT
assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Uncommitted Advances, Uncommitted Advances owing to it and Uncommitted Notes), (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance (which shall include the agreement of the assignee party to such assignment, for the benefit of the Borrower, to be bound by the terms and provisions of this Agreement to the same extent as if it were an original party hereto), together with any Committed Note subject to such assignment and the assignor or assignee shall pay to the Administrative Agent a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                            5-YEAR CREDIT AGREEMENT

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Committed Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any Lender that holds a Committed Note, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in simultaneous exchange for the surrendered Committed Note a new Committed Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Committed Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Committed Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Committed Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit H-2. Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Person as a Lender and the resulting adjustment of the Commitments, if any, arising from such assignment of Commitments to such Person.

                  (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other financial institutions, or other entities engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of their business, in all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's right to consent to any modification, waiver or release of any of the provisions of this Agreement shall be limited to the right to consent to (A) any reduction in principal, interest or fees payable to such Lender under this Agreement, (B) the postponement of any date fixed for the payment of any principal, interest or fees under this Agreement and (C) any amendments to the foregoing clauses (A) and (B).

                  SECTION 8.08. Limitation on Assignments and Participations.
(a) Any Lender may, in connection with any actual or proposed assignment or participation pursuant to Section 8.07, disclose to the actual or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that the actual or

                            5-YEAR CREDIT AGREEMENT
proposed assignee or participant shall have agreed prior to any such disclosure to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender or the Borrower.

                  (b) Notwithstanding anything in Section 8.07 to the contrary, no Lender shall have the right to assign its rights and obligations hereunder or any interest therein or to sell participations to one or more banks or other financial institutions in all or a portion of its rights hereunder or any interest therein where the result of such assignment or participation would be reasonably expected to entitle the Lender to claim additional amounts pursuant to Section 2.02(d), 2.06, 2.08, 2.10, 2.13(f) or 8.04 or would otherwise result in an increase in the Borrower's obligations.

                  (c) Anything in this Section 8.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its rights to payment of the Advances owing to it hereunder to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any applicable Operating Circular issued by such Federal Reserve Bank. No such assignment shall have the effect of releasing such Lender from its obligations hereunder.

                  SECTION 8.09. Withholding. If any Lender, or any Person that becomes a party to this Agreement pursuant to Section 8.07, is not incorporated under the laws of the United States of America or a state thereof, such Person agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to each of the Borrower and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement, without deduction or withholding of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8BEN or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Person which delivers to the Borrower a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Person from duly completing and delivering any such form with respect to it and such Person advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8BEN, establishing an exemption from United States backup withholding tax.

                  SECTION 8.10. Mitigation. In the event that any Lender claims any amounts under Sections 2.02(d), 2.06, 2.08, 2.10 or 8.04(b), it shall use all reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take actions (including, without

                            5-YEAR CREDIT AGREEMENT
limitation, changing the jurisdiction of its Applicable Lending Office) so as to eliminate such additional amounts; provided that such Lender shall not be required to take any action if, in its reasonable judgment, such action would be materially disadvantageous to it.

                  SECTION 8.11. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.13. Submission to Jurisdiction. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the Notes. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and a claim that such proceeding brought in such a court has been brought in an inconvenient forum.

                            5-YEAR CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

                                        THE STANLEY WORKS


                                        By_____________________________________
                                          Name:
                                          Title:


                            5-YEAR CREDIT AGREEMENT

                                        CITIBANK, N.A.,
                                          as Administrative Agent and as Lender


                                        By_____________________________________
                                           Name:
                                           Title:


                            5-YEAR CREDIT AGREEMENT

                                        FLEET NATIONAL BANK


                                        By_____________________________________
                                           Name:
                                           Title:


                            5-YEAR CREDIT AGREEMENT

                                         BNP Paribas


                                         By____________________________________
                                            Name:
                                            Title:



                            5-YEAR CREDIT AGREEMENT

                                         Mellon Bank, N.A.


                                         By____________________________________
                                            Name:
                                            Title:


                            5-YEAR CREDIT AGREEMENT

                                         The Chase Manhattan Bank

                                         By____________________________________
                                            Name:
                                            Title:



                            5-YEAR CREDIT AGREEMENT

                                         Barclays Bank PLC


                                         By____________________________________
                                            Name:
                                            Title:


                            5-YEAR CREDIT AGREEMENT

                                         Centura Bank


                                         By____________________________________
                                            Name:
                                            Title:


                            5-YEAR CREDIT AGREEMENT

                                         Deutsche Bank AG, New York Branch
                                         and/or Cayman Islands



                                         By____________________________________
                                            Name:
                                            Title:


                            5-YEAR CREDIT AGREEMENT

                                         The Northern Trust Company


                                         By____________________________________
                                            Name:
                                            Title:


                            5-YEAR CREDIT AGREEMENT

                                   SCHEDULE I
                     ADDRESS AND APPLICABLE LENDING OFFICES




  Name of Lenders and Addresses                    Domestic Lending Office              Eurodollar Lending
  For Notices                                                                           Office
  ========================================================================================================================
  Mellon Bank, N.A.                                Mellon Bank, N.A.                    Mellon Bank, N.A.
  3 Mellon Bank Center,                            3 Mellon Bank Center,                3 Mellon Bank Center,
  12th Floor                                       12th Floor                           12th Floor
  Pittsburgh, PA  15259                            Pittsburgh, PA  15259                Pittsburgh, PA  15259

  Telecopy:         412-209-6118
  Telephone:        412-234-8285
  Attn:             Sannford M. Richards
  ========================================================================================================================
  BNP Paribas                                      BNP Paribas                          BNP Paribas
  787 Seventh Avenue                               787 Seventh Avenue                   787 Seventh Avenue
  New York, NY  10019                              New York, NY  10019                  New York, NY  10019

  Telecopy:         212-841-3049
  Telephone:        212-841-3404
  Attn:             Christopher Criswell
  ========================================================================================================================
  Centura Bank                                     Centura Bank                         Centura Bank
  3201 Beechleaf Court, Suite 700                  3201 Beechleaf Court, Suite 700      3201 Beechleaf Court, Suite 700
  Raleigh, NC  27604-1051                          Raleigh, NC  27604-1051              Raleigh, NC  27604-1051


  Telecopy:         919-788-5515
  Telephone:        919-788-5413
  Attn:             William W. Newell
  ========================================================================================================================
  Deutsche Bank AG, New York                       Deutsche Bank AG, New York           Deutsche Bank AG, New York
  Branch and/or Cayman Islands                     Branch and/or Cayman Islands         Branch and/or Cayman Islands
  31 West 52nd Street                              31 West 52nd Street                  31 West 52nd Street
  New York, NY 10019                               New York, NY 10019                   New York, NY 10019

  Telecopy:         212-469-8115
  Telephone:        212-469-8121
  Attn:             Barbara Hoeltz
  ========================================================================================================================

                            5-YEAR CREDIT AGREEMENT


                                       53


  Name of Lenders and Addresses                    Domestic Lending Office              Eurodollar Lending
  For Notices                                                                           Office
  ========================================================================================================================
  Barclays Bank PLC                                Barclays Bank PLC                    Barclays Bank PLC
  P.O. Box 544                                     London c/o                           Central Loan Admin.
  34 Lombard Street                                Barclays Bank PLC                    Dept., 5th Floor
  London EC3V 9EX                                  75 Wall Street                       St. Swithins House
                                                   New York, N.Y. 10265                 11/12 St. Swithins Lane
  Telecopy:                                                                             London EC4N 8AS
  171-699-2298                                     Ref: Stanley Works
                                                   Base Rate Advances                   Ref: Stanley Works
  Contacts:                                                                             Eurodollar Rate Advances
  Jonathan Gray                                    Telecopy: 212-412-5002
  Tel. No.                                                                              Telecopy: 171-621-4583
  171-699-2301                                     Contacts:                            Telex: 895-0821
                                                   Kevin Jones
                                                   212-412-5022                         Contacts:
                                                                                        Tanya Bond
                                                                                        171-621-4599
  ========================================================================================================================
  Citibank, N.A.                                   Citibank, N.A.                       Citibank, N.A.
  2 Penns Way, Suite 200, New Castle,              2 Penns Way, Suite 200,              2 Penns Way, Suite 200,
  Delaware 19720                                   New Castle, Delaware 19720           New Castle, Delaware 19720

                                                                                        Telecopy no. 302-894-6120
  Telecopy no. 302-894-6120                        Telecopy no. 302-894-6120            Attention: Bank Loans
  Attention: Bank Loans Syndication                Attention: Bank Loans Syndication    Syndication
  ========================================================================================================================
  The Chase Manhattan Bank                         The Chase Manhattan Bank             The Chase Manhattan Bank
  1 Chase Manhattan Plaza,                         1 Chase Manhattan Plaza,             1 Chase Manhattan Plaza,
  8th floor, New York, NY  10081                   8th floor, New York, NY  10081       8th floor, New York, NY  10081

                                                                                        Attention:  Primary contact -
                                                   Attention:  Primary contact - Vito   Vito Cipriano
  Attention:  Primary contact - Vito Cipriano      Cipriano                             Tel(212) -552-7402
  Tel(212) -552-7402                               Tel(212) -552-7402                   Fax(212)-552-5662
  Fax(212)-552-5662                                Fax(212)-552-5662

  Secondary Contact - Patricia  Ciocco             Secondary Contact - Patricia Ciocco  Secondary Contact - Patricia Ciocco
  Tel(212) -552-4599                               Tel(212) -552-4599                   Fax(212)-552-5662
  Tel(212) -552-4599                               Fax(212)-552-5662
  Fax(212)-552-5662
  =======================================================================================================================


                             5-YEAR CREDIT AGREEMENT



                                       54

  Name of Lenders and Addresses                    Domestic Lending Office              Eurodollar Lending
  For Notices                                                                           Office
  ========================================================================================================================
  The Northern Trust Company                       The Northern Trust Company           The Northern Trust Company
  50 South La Salle Street                         50 South La Salle Street             50 South La Salle Street
  Chicago, Illinois 60675                          Chicago, Illinois 60675              Chicago, Illinois 60675

                                                   Attn: Russ Rockenbach                Attn: Russ Rockenbach
  Attn: Russ Rockenbach                            (312) 630-6414                       (312) 630-6414
  (312) 630-6414
  =======================================================================================================================
  Fleet National Bank                              Fleet National Bank                  Fleet National Bank
  777 Main Street                                  777 Main Street                      777 Main Street
  Hartford, Ct.                                    Hartford, Ct.                        Hartford, Ct.
  06115                                            06115                                06115

  Telecopy: 860-986-9378                           Telecopy: 860-986-9378               Telecopy: 860-986-9378
  Telephone: 860-986-4426                          Telephone: 860-986-7098              Telephone: 860-986-7098
  Attn: Paul Veiga                                 Attn: Zoraida Sanchez                Attn: Zoraida Sanchez
  ========================================================================================================================

                             5-YEAR CREDIT AGREEMENT

                                                                     Schedule I
                                                                     ----------

                             Lenders and Commitments
                             -----------------------

Lenders                                                        Commitment
-------                                                        ----------
Citibank, N.A.                                                16,071,428.57
Fleet National Bank                                           14,642,857.14
BNP Paribas                                                   14,642,857.14
Mellon Bank, N.A.                                             14,642,857.14
The Chase Manhattan Bank                                      11,428,571.43
Barclays Bank PLC                                              7,142,857.14
Centura Bank                                                   7,142,857.14
Deutsche Bank AG, New York Branch and/or Cayman Islands        7,142,857.14
The Northern Trust Company                                     7,142,857.14

                                      B1-1

                                   EXHIBIT A-1

                                  RATE REQUEST

Citibank, N.A., as Reference Bank
  under the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attn: [________]


[Date]

Ladies and Gentlemen:

         The undersigned, The Stanley Works, refers to the Facility B (Five
Year) Credit Agreement, dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders and hereby requests notification from you pursuant to Section 2.02(a) thereof of the Eurodollar Rate which is applicable to the Committed Advance to be made (or converted or continued) on ___________________, 200_ in the principal amount of $________ with the Interest Period of months.


                                         Very truly yours,

                                         The Stanley Works


                                         By____________________________________
                                           Name:
                                           Title:

--------------------------------------
TO BE COMPLETED AND RETURNED BY
   REFERENCE BANK:

The rate requested above,
determined as required by
the Credit Agreement, is  _______.


                               CITIBANK, N.A., as Reference Bank

                               By________________________________
                                 Authorized Officer

                                      B1-2

                                   EXHIBIT A-2

                               NOTICE OF BORROWING


Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attn: [________]

                                                                          [Date]


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility B (Five Year) Credit Agreement, dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Committed Borrowing (the "Proposed Committed Borrowing") as required by Section 2.02(b) of the Credit Agreement:


     (i) The Business Day of the Proposed Committed Borrowing is _____________, 200_.

     (ii) The Type of Advances comprising the Proposed Committed Borrowing is [Base Rate] [Eurodollar Rate].

     (iii) The aggregate amount of the Proposed Committed Borrowing is $______ .

     [(iv)] The Initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Committed Borrowing is month[s]].


                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Committed Borrowing:

                  (A) the representations and warranties contained in Section
4.01 of the Credit Agreement (other than the Excluded Representation) are correct in all material respects, before and after giving effect to the Proposed Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                                      B2-1

                  (B) no event has occurred and is continuing, or would result from such Proposed Committed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.



                                           Very truly yours,

                                           The Stanley Works

                                           By_________________________________
                                             Name:
                                             Title:



                                      B2-2

                                    EXHIBIT B

                      NOTICE OF CONVERSION OR CONTINUATION


                                                                         [Date]

Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attn: [________]


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility B (Five Year) Credit Agreement, dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, pursuant to Section 2.04(b) of the Credit Agreement, that the undersigned hereby elects to [convert][continue] the Committed Borrowing consisting of[Base Rate][Eurodollar Rate] Advances:

                  (i)  which is in the amount of $___________;

                  (ii) which, in the case of a Committed Borrowing consisting of Eurodollar Rate Advances, has an Interest Period of _______________ month(s);* and

                  (iii) which was borrowed (or previously converted or continued) on _____________________, 200_.





---------------
        * Omit clause (ii) if Committed Borrowing consisted of Base Rate
Advances.

                  Such [conversion][continuation] shall become effective on , 200_ at which time such Advances shall be [converted into][continued as] [Base Rate][Eurodollar Rate] Advances:

                  (i) which is in the amount of $_______________;* and

                  (ii) which has an Interest Period of _____________month(s)**.




                                       Very truly yours,

                                       The Stanley Works

                                       By___________________________________-
                                         Name:
                                         Title:







-----------------
    * Omit clause (i) if conversion or continuation is for entire amount of Committed Borrowing.

   ** Omit clause (ii) if conversion is into Base Rate Advance.

                                    EXHIBIT C

                              FORM OF QUOTE REQUEST



[Date]


Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attn: [___________]


Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the Facility B (Five Year) Credit Agreement, dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.13 of the Credit Agreement that the undersigned hereby requests offers to make an Uncommitted Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Borrowing (the "Proposed Uncommitted Borrowing") is requested to be made*:

         (i) The Business Day of the Proposed Uncommitted Borrowing is _______, 200_.

         (ii) The proposed aggregate amount of the Proposed Uncommitted Borrowing is $______.

         (iii) The duration of the proposed Interest Period for the Proposed Uncommitted Borrowing is __________.

         (iv) The Type of Proposed Uncommitted Borrowing is [Fixed Rate] [Floating Rate].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Uncommitted Borrowing:

         (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (other than the Excluded Representation) are correct in all material respects, before and after giving effect to the Proposed Uncommitted Borrowing on the same day and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Uncommitted Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                     Very truly yours,

                                     The Stanley Works


                                     By________________________________________
                                       Name:
                                      Title:

                                    EXHIBIT D

                                  FORM OF QUOTE

[Date]

THE STANLEY WORKS
1000 Stanley Drive
New Britain, CT 06050

Re: Facility B (Five Year) Credit Agreement dated as of October 17, 2001 among The Stanley Works, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  The undersigned, [Name of Lender], refers to the above-referenced Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes [a] Quote[s] pursuant to Section
2.13 of the Credit Agreement, in response to the Quote Request made by the Borrower on [______________], and in response thereto, sets forth below the terms on which such Quote[s] [is] [are] made:

                  (i) The principal amount of the Uncommitted Advance is $___________ .

                  (ii) The Type of Uncommitted Advance is [Fixed Rate] [Floating Rate].

                  (iii) The Floating Rate Margin in the case of a Floating Rate Advance, or the Fixed Rate in the case of a Fixed Rate Advance, is ________.*

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this Quote in accordance with
Section 2.13(d) of the Credit Agreement.

                                     Very truly yours,

                                     [NAME OF LENDER]




------------------
     * Clauses (i) through (iii) should be repeated as to each additional offer being made.

                                     By_____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT E

                               FORM OF ACCEPTANCE

[Date]

Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attn: [________]


Re: Facility B (Five Year) Credit Agreement, dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement") among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as Administrative Agent for said Lenders

Ladies and Gentlemen:

                  The undersigned, The Stanley Works, refers to the above referenced Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. In accordance with Section 2.13 of the Credit Agreements, we have received [a] Quote/Quotes in connection with our Quote Request, dated _________, for [an] Uncommitted Borrowing[s] to occur on _______________, and in accordance with Section 2.13(d) of the Credit Agreement, we hereby accept the following
offer/offers for the Interest Period of [         ]:


Principal Amount    Fixed Rate/Floating Rate     Lender
----------------    ------------------------     ------



                                              Very truly yours,

                                              The Stanley Works


                                              By_______________________________
                                                Name:
                                                Title:

                                    EXHIBIT F

                   FORM OF OPINION OF COUNSEL TO THE BORROWER

                                October 17, 2001

To each of the Lenders listed on
Schedule I hereto and
to Citibank, N.A., as
Administrative Agent for the Lenders

         Re: The Facility B (Five Year) Credit Agreement among The Stanley Works, the Lenders party thereto and


Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

         We have acted as special counsel to The Stanley Works, a Connecticut corporation (the "Borrower"), in connection with the Facility B (Five Year) Credit Agreement dated as of even date herewith, among the Borrower, the lenders party thereto (the "Lenders") and Citibank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. This opinion is being delivered pursuant to Section 3.01(d) of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Credit Agreement.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of (i) the Credit Agreement, (ii) the certificate executed by the General Counsel of the Borrower dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the "Borrower's Certificate"),
(iii) a copy of the Borrower's Annual Report on Form 10-K for the year ended January 1, 2001 (the "Form 10-K") filed with the Securities and Exchange Commission, (iv) a copy of the Borrower's Quarterly Report on Form 10-Q for the period ended July 1, 2001 filed with the Securities and Exchange Commission, (v) the Restated Certificate of Incorporation of the Borrower dated September 11, 1998, filed with the Connecticut Secretary of the State's office on September 15, 1998, (vi) the Bylaws of the Borrower as amended through May 24, 2001, (vii) Resolutions of the Board of Directors of the Borrower adopted on September 19, 2001, and (viii) a Certificate of Legal Existence of the Borrower dated October 9, 2001 issued by the Connecticut Secretary of the State. Furthermore, in rendering the opinions set forth herein we have, with your consent, relied only upon examination of the documents described above and upon statements and representations of the Borrower and its officers and other representatives, including the facts and conclusions set forth in the Borrower's Certificate and we have made no independent verification or investigation of the factual matters set forth therein.

         In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies, and the authenticity of the originals of such copies.

         We express no opinion as to the laws of any jurisdiction other than the Applicable Laws of the States of Connecticut and New York and the United States of America. "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Authorities" shall mean any United States of America, Connecticut or New York executive, legislative, judicial, administrative or regulatory body. "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that as of the date hereof:

         1. The Borrower has been duly incorporated in, and is validly existing under the laws of, the State of Connecticut.

         2. The Borrower has the corporate power and corporate authority to execute, deliver, and perform its obligations under the Credit Agreement.

         3. The execution and delivery of the Credit Agreement has been duly authorized by all requisite corporate action on the part of the Borrower.

         4. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms under the laws of the State of New York.

         5. Neither the execution, delivery or performance by the Borrower of the Credit Agreement nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any Applicable Law of the States of New York and Connecticut, or the federal laws of the United States of America.

         6. Based upon our review of Applicable Laws, but without our having made any special investigation concerning any other law, rule or regulation, no Governmental Approval which has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution, delivery or performance of the Credit Agreement by the Borrower.

         7. Neither the execution, delivery or performance by the Borrower of the Credit Agreement nor the compliance by the Borrower with the terms and provisions thereof will conflict with, contravene, violate or constitute a default under (i) to the best of our knowledge, after due investigation, any provision of any Applicable Contract or any other agreement or instrument to which the Borrower or the Borrower's property is subject, (ii) any provision of any Applicable Law, (iii) to the best of our knowledge, after due investigation, any judicial or administrative order or decree of any Governmental Authority, or
(iv) its Certificate of Incorporation and Bylaws. As used in this paragraph, "due investigation" means solely that we have reviewed the Certificate of the Borrower attached hereto as Exhibit A.

         8. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Our opinions are subject to the following assumptions and qualifications:

         (a) since we do not represent the Borrower on a regular basis, we have assumed the accuracy of the description of the Borrower's business set forth in the Borrower's Form 10-K;

         (b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other similar laws affecting creditors' rights and remedies generally and by general principles of equity or the exercise of judicial discretion (regardless of whether enforcement is sought in equity or at law) including, but not limited to, principles relating to good faith and fair dealing, commercial reasonableness and the like;

         (c) we have assumed that the Credit Agreement constitutes the valid and binding obligation of each party thereto (other than the Borrower) enforceable against such other party in accordance with its terms;

         (d) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Administrative Agent or any party (other than the Borrower to the extent expressly set forth herein) to the Credit Agreement with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Administrative Agent;

         (e) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

         (f) we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

         In rendering the foregoing opinions, we have assumed, with your consent, that (a) the execution, delivery, or performance by the Borrower of the Credit Agreement does not and will not conflict with, contravene, violate or constitute a default under any rule, law, or regulation to which the Borrower is subject (other than Applicable Laws, orders, and decrees as to which we express an opinion in paragraph 7 herein) or any agreement or instrument to which the Borrower or the Borrower's property is subject (except to the extent that we express an opinion in paragraph 7 herein); and (b) no authorization, consent or other approval of, notice to or filing with, any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement or the transactions contemplated thereby.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are rendered as of the date hereof. We assume no obligation to update any facts or circumstances which may hereafter come to our attention or any changes in any laws, regulations or court decisions which may hereafter occur.

         This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person for any purpose without our prior written consent, provided, that any Person that becomes a Lender pursuant to Section 8.07(a) of the Credit Agreement may rely on this opinion as if it were addressed to such Person and delivered on the date hereof.


                                     Very truly yours,


                                     Tyler Cooper & Alcorn, LLP



                                     By: ______________________
                                              A Partner

                                   SCHEDULE I



Lenders

Citibank, N.A.

________________________________________

________________________________________

________________________________________

________________________________________

________________________________________

________________________________________

                                                                Exhibit A to
                                                                TC&A Opinion


                             BORROWER'S CERTIFICATE
                            ------------------------

         I, Bruce H. Beatt, am General Counsel of The Stanley Works (the "Borrower"). I understand that pursuant to Section 3.01(d) of that certain Facility B (Five Year) Credit Agreement dated as of October 17, 2001 (the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Lenders") and Citibank, N.A. as administrative agent for the Lenders, Tyler Cooper & Alcorn, LLP is relying on this certificate and the statements made herein in rendering certain legal opinions. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Credit Agreement.

         With regard to the foregoing, on behalf of the Borrower I certify that:

         A. Based solely and exclusively on conversations with Craig A. Douglas, Treasurer of Borrower;

          1. The value of all securities owned by the Borrower (excluding those issued by majority-owned Subsidiaries of the Borrower) does not exceed 10% of the value of the Borrower's total assets;

          2. Less than 25 percent of the assets of the Borrower on a consolidated basis and on an unconsolidated basis consist of the margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System);

          3. The Borrower (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning holding or trading in securities and (b) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities having a value exceeding 40 percent of the value of the Borrower's total assets (exclusive of government securities and cash items) on an unconsolidated basis; and


          B. Based solely and exclusively on a certain Statement by Holding Company Claiming Exemption Under Rule U-3A-2 from the Provisions of the Public Utility Holding Company Act of 1935 (the "Act"), filed by Borrower with the United States Securities and Exchange Commission on February 29, 2000 (Accession Number 0000093556-00-000003), Borrower is exempt from the provisions of the Act.


         C. Based solely and exclusively on interviews of the officers of the Borrower responsible for its financing activities and the lawyers under my supervision, the execution, delivery and performance by the Borrower of any of its obligations under the Credit Agreement does not and will not conflict with, contravene, violate or constitute a default under (i) any provision of any Applicable Contract or any other agreement or instrument to which the Borrower or the Borrower's property is subject, or (ii) any judicial or administrative order or decree of any Governmental Authority.


         IN WITNESS WHEREOF, I have executed this certificate this ___ day of October, 2001.



                             By: _________________________________________
                                 Name:    Bruce H. Beatt
                                 Title:   Vice President, General Counsel
                                          and Secretary

                                    EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Facility B (Five Year) Credit Agreement dated as of October 17, 2001, (as amended or modified from time to time, the "Credit Agreement") among The Stanley Works, a Connecticut corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Uncommitted Advances and Uncommitted Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Uncommitted Advances and Uncommitted Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Committed Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Committed Note held by the Assignor and requests that the Administrative Agent exchange such Committed Note for a new Committed Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Committed Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) agrees, for the benefit of the Borrower, that it will be bound by the terms and provisions of the Credit Agreement to the same extent as if it were an original party thereto and (vi) attaches any U.S. Internal Revenue Service forms required under Section 8.09 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Committed Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Committed Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                               By__________________________
                                 Name:
                                 Title:

                               By__________________________
                                 Name:
                                 Title:

                               By__________________________
                                 Name:
                                 Title:

                                   Schedule 1
                                       to
                            Assignment and Acceptance


         Percentage interest assigned:                        ________%

         Assignee's Commitment:                               $__________

         Aggregate outstanding principal amount
          of Committed                                        $__________
           Advances assigned:

         Principal amount of Committed Note
          payable to Assignee:                                $__________

         Principal amount of Committed Note
                   payable to Assignor:                       $__________

         Effective Date1:                         _______________, 200_


                                         [NAME OF ASSIGNOR], as Assignor

                                         By__________________________
                                           Name:
                                           Title:

                                         Dated:  _______________, 200_


                                         [NAME OF ASSIGNEE], as Assignee


                                         By__________________________
                                           Name:
                                           Title:

                                         Dated:  _______________, 200_



--------------
     1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                         Domestic Lending Office:
                                                 [Address]

                                         Eurodollar Lending Office:
                                                 [Address]

Accepted this ______ day
of _______________, 200_

Citibank, N.A., as Administrative Agent

By________________________
  Name:
  Title:


[Approved this __________ day
of _______________, 200_

The Stanley Works

By_______________________
  Name:
  Title:

                                   EXHIBIT H-1

                                 PROMISSORY NOTE
                              (Committed Advances)

$___________                                           Dated: _______________





                  FOR VALUE RECEIVED, the undersigned, The Stanley Works, a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the principal sum of $________ or, if less, the aggregate principal amount of all Committed Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Termination Date, and such amount shall be paid on or prior to the Termination Date as provided in the Credit Agreement referred to below.

                  Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement referred to below.

                  The Borrower promises to pay interest on the principal amount of each Committed Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, in same day funds. Each Committed Advance made by the Lender to the Borrower and the maturity thereof, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note, which recordation shall be conclusive and binding absent manifest error but the failure to make such recording shall not have any effect on the Lender's rights hereunder.

                  This Promissory Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the Facility B (Five Year) Credit Agreement dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement), among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of Committed Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Committed Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                           THE STANLEY WORKS

                                           By_____________________
                                             Name:
                                             Title:



                                           By_____________________
                                             Name:
                                             Title:

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                                   EXHIBIT H-2

                                 PROMISSORY NOTE
                             (Uncommitted Advances)

$[______]                                                       Dated: [_____]




                  FOR VALUE RECEIVED, the undersigned, The Stanley Works, a Connecticut corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the aggregate principal amount of all Uncommitted Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below and such amount shall be paid in the amounts and on the dates provided in the Credit Agreement referred to below.

                  Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement referred to below.

                  The Borrower promises to pay interest on the principal amount of each Uncommitted Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, for the account of the Lender, at 2 Penns Way, Suite 200, New Castle, Delaware 19720, in same day funds. Each Uncommitted Advance made by the Lender to the Borrower and the maturity thereof, and all payments made on account of the principal amount thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note, which recordation shall be conclusive and binding absent manifest error but the failure to make such recording shall not have any effect on the Lender's rights hereunder.

                  This Promissory Note is one of the Uncommitted Notes referred to in, and is entitled to the benefits of, the Facility B (Five Year) Credit Agreement dated as of October 17, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other Lenders. The Credit Agreement, among other things, (i) provides for the making of Uncommitted Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Uncommitted Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.



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                                                THE STANLEY WORKS


                                                By__________________________
                                                  Name:
                                                  Title:


                                                By__________________________
                                                  Name:
                                                  Title:












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